Exhibit 99.1

Bulldog Technologies Announces Launch of its Latest Product across North America to Assist in Securing Cargo throughout the Global Supply Chain

The RoadBOSS GTS Expedites Cross Border Shipping

RICHMOND, British Columbia, April 19, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD) Bulldog Technologies is proud to announce the official launch of their newest product, the RoadBOSS GTS, (Global Tracking Seal) providing an unprecedented level of security for intermodal containers and trailers traveling throughout North America. The RoadBOSS GTS is the latest development in Electronic Wireless Seals employing existing communications channels, GPS location technology, and Bulldog’s patented sealing mechanism which completely secures both locking bars of a container or trailer.

John Cockburn, Bulldog’s President and CEO explains, “After many years of research and development, talking with industry experts, law enforcement, and studying the ways in which thieves steal cargo, we have designed the RoadBOSS GTS solution to positively safeguard our global supply chain. We are also working with local and international governments who are looking at implementing the RoadBOSS GTS to expedite cargo containers crossing international borders. By confirming seal integrity and providing a documented trace of the route and time taken for travel, the RoadBOSS GTS confirms no cargo has been removed or introduced into the container from the point of origin to final destination.”

Bulldog has outlined this application with case studies in the National Level Cross Border Shipping Whitepaper that is available by emailing your request to info@bulldog-tech.com.

In addition to security, the RoadBOSS GTS provides supply chain visibility, increasing efficiency and contributing to corporate bottom-line performance. Robust in construction and designed for the harsh environments of our international port facilities and the trucking industry, it is built for years of trouble free service and can last for months on a single battery charge.

Independent of the trailer or container, there is no need for installing, wiring, or retrofitting, the RoadBOSS GTS simply snaps on to both locking bars and it is ready to go. It is easy to use and arms automatically. Because of the integral GSM/GPRS modem, there are no cumbersome readers to install in the ports or distribution centers, and no handheld readers to lose or fall into the hands of unscrupulous thieves. The RoadBOSS GTS relies on the global cellular network to communicate real time alarm and seal status reports directly to your email or text messaging service.

The RoadBOSS GTS provides a tamper indicative red light/green light LED to visually indicate an illicit intrusion. Used in conjunction with BOSStrak, Bulldog’s recently introduced web based tracking and security software platform, remote users can trace the route of the cargo through a protected login on the internet. Users are informed of container break-ins immediately through e-mail or text messaging with the current location and seal status. A comprehensive Management Reporting Tool incorporates GEOZone and time zone parameters to customize exception reports and eliminate alarms generated by authorized access.

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes patented and FCC-certified wireless cargo security and tracking devices used by its customers to protect, manage and recover cargo in their supply chains. The company is public and trades on the US OTC market under the symbol BLLD. It counts as its customers some of the world’s best known and respected brand names and service providers. As world security and monetary controls tighten in response to external threats, Bulldog is uniquely positioned to offer substantial assistance to Corporations, Governments and Law Enforcement in relation to the integrity and trackability of cargo and containers as they enter or exit sovereign territory, are processed and re-distributed to final destinations.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc.
Jan Roscovich
(604) 271-8656
Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.